(1)  Previous
Independent Accountants
          (i)  On
September 9, 2003, Ernst &
Young LLP resigned as the
Registrant's independent
accountants.
          (ii) For the
Registrant's two most recent fiscal
years ended October 31, 2002 and
October 31, 2001, respectively,
preceding Ernst & Young LLP's
resignation, Ernst & Young LLP's
reports on the financial statements
of the Corporation contained no
adverse opinions or disclaimers of
opinion and were not qualified or
modified as to uncertainty, audit
scope or accounting principles.
          (iii)     For the two
most recent fiscal years preceding
Ernst & Young LLP's resignation
and through September 9, 2003,
there were no disagreements with
Ernst & Young LLP on any matter
of accounting principles or
practices, financial statement
disclosure or auditing scope or
procedure, which disagreements if
not resolved to the satisfaction of
Ernst & Young LLP would have
caused them to make reference
thereto in their report on the
financial statements for such years.
          (iv) There were
no reportable events (as given by
Item 304(a)(1)(v) of Regulation S-
K), during the two most recent
fiscal years preceding the
resignation of Ernst & Young LLP
and through September 9, 2003.
     (2)  Newly Engaged
Independent Accountants
          (i)  The
Registrant engaged Tait, Weller &
Baker as its new independent
accountants as of September 9,
2003.  This engagement was
approved by the Registrant's Audit
Committee of the Board of
Trustees.  During the two most
recent fiscal years and through
September 9, 2003, neither the
Registrant nor anyone acting on its
behalf consulted with Tait, Weller
& Baker concerning: (i) the
application of accounting principles
to a specified transaction, either
completed or proposed; (ii) the
type of audit opinion that might be
rendered on the Corporation's
financial statements; or (iii) any
matter that was either the subject of
a disagreement (as defined in  Item
304(a)(1)(iv) of Regulation S-K
and the related instructions to such
item) or a reportable event (as
described in Item 304(a)(1)(v) of
Regulation S-K.